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                                                                   Exhibit 4.2

                              ESCROW AGREEMENT


   THIS AGREEMENT made this 27 day of February, 1998, by and between JEFFERSON BANK ("Escrow Agent"), and SCHUYLKILL ENTERPRISES, INC., a Delaware Corporation ("Schuylkill").


   NOW THEREFORE, in consideration of the mutual covenants contained herein, and each intending to be legally bound hereby, the parties agree as follows:

   1. Schuylkill is undertaking a public offering (the "Offering") of 50,000 units (the "Units") for an aggregate of $100,000, with each Unit consisting of one share of common stock, par value $.001 per share, and five Redeemable A Warrants, (the "Securities") under and subject to the terms set forth in a Prospectus that is part of a Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on October 17, 1997 (the "Prospectus"). The proceeds received from the sale of the Units offered in the Prospectus shall be held in escrow by the Escrow Agent and shall only be distributed to Schuylkill in accordance with the terms set forth in Paragraph 7 of this Agreement. All proceeds from the sale of said Units are to be deposited into an escrow account ("Escrow fund") as received and held by the Escrow Agent "(Deposited Funds"). The Securities shall also be held in escrow by the Escrow Agent ("Deposited Securities") and shall only be distributed to the investors in accordance with the terms set forth in Paragraph 7 of this Agreement.

   2. Escrow Agent agrees to accept cash, checks or other funds for deposit into an Escrow Fund to be held and applied by the Escrow Agent in the manner set forth in this Agreement. The Escrow Agent hereby accepts and agrees to hold the Escrow Fund upon the conditions set forth

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herein for the period commencing on the date hereof and ending on the date of the final distribution of the Escrow Fund in accordance with the terms hereof.

   3. The Escrow Agent agrees to deposit promptly all cash, checks or other funds received from the sale of the Units of Schuylkill by noon of the day following receipt thereof. The Escrow Fund, and interest or dividends thereon, will be held by the Escrow Agent in escrow for the sole benefit of the investors. Pursuant to Rule 419(b)(2)(iv) promulgated under the Securities Act of 1933, as amended, the Escrow Agent shall invest the Escrow Fund an interest-bearing money market account maintained by the Escrow Agent, and in no event shall the Escrow fund be invested in anything other than bank deposits, money market funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

   4. The Securities issued by Schuylkill in connection with the Offering and any other securities issued with respect thereto (including on account of stock splits, stock dividends or similar rights) will be certificated in the name of the investors and deposited with the Escrow Agent promptly after issuance and held for the sole benefit of the investors, who shall retain the voting rights, if any, with respect to the securities held in their respective names. Neither the Deposited Securities nor any interest therein held may be transferred or disposed of by the investors other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Table 1 of the Employee Retirement Income Security Act.

   5. The Warrants issued to investors as part of the Units hereunder may be exercised in accordance with their terms during the escrow period; provided, however, that the Common Stock

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received upon exercise of any such Warrants, together with the Exercise
Price, must be promptly deposited with the Escrow Agent.


    6. Prior to release of the Deposited Funds and Deposited Securities as provided by paragraph 7, pursuant to Rule 419 of the Securities Act of 1933, as amended, Schuylkill is permitted to release up to 10% of the gross proceeds of the Offering ($10,000) for use in paying the expenses of the Offering.

    7. The Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has provided the Escrow Agent with a signed representation, in the form attached here as Exhibit A. If this condition has not been met within 18 months of the date of the Prospectus, then the Escrow Agent shall release to each investor his pro rata portion of the Deposited Funds within five business days by first class mail or other prompt means, and the Deposited Securities shall be released to Schuylkill.

    8. The Escrow Agent shall be entitled conclusively to rely, as to the right of Schuylkill to receive the funds in the Escrow Fund, on any written notice received by the Escrow Agent and bearing the signature of the President of Schuylkill concerning any claims upon the Escrow Fund.

    9. (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and the Escrow Agent shall not be liable to Schuylkill except for the performance of such duties and obligations as are specifically set forth in this Agreement.

       (b) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Schuylkill, or anyone else, to perform or comply with any provision of this Agreement.

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       (c) Schuylkill will reimburse and indemnify the Escrow Agent for, and hold it harmless from, any loss, liability, claim or expense, including, but not limited to, reasonable attorney's fees incurred without bad faith or willful misconduct on the part of the Escrow Agent arising from, or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement.

       (d) The Escrow Agent shall be fully protected in acting and relying upon any notice, direction, request, waiver, consent, receipt or other document which the Escrow Agent in good faith believes to be genuine and duly authorized and to have been signed or presented by the proper party or parties.

       (e) The Escrow Agent shall not be liable for any error of judgment, or for any act or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or bad faith.

       (f) The Escrow Agent may seek the advice of legal counsel in the event that any dispute or question as to construction of any of the provisions of this Agreement or its duties hereunder should arise, and shall incur no liability and shall be solely protected with respect to any action taken, omitted or suffered in accordance with the opinion of such counsel.

   10. The Escrow Agent shall receive fee equal to $2,500, payable by Schuylkill upon the execution of this Agreement, as compensation for its services under this Agreement. Schuylkill also agrees to reimburse the Escrow Agent for any reasonable attorney's fees incurred by the Escrow Agent, in an amount not to exceed $450.00, in connection with the review and execution of this Agreement.

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     11. This Agreement shall be governed, construed and enforced in accordance with laws, of the Commonwealth of Pennsylvania.

     12. All notices, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed first class, postage prepaid, registered or certified mail, or sent by prepaid telegram as follows:


                       IF SENT TO ESCROW AGENT:

                       JEFFERSON BANK
                       Attn.: Jeanne Fields, Vice President
                       1607 Walnut Street
                       Philadelphia, PA 19103

                       IF TO SCHUYLKILL:

                       Schuylkill Enterprises, Inc.
                       Attn.: Mr. Leonard Linsker, President
                       2 Penn Center
                       Suite 605
                       Philadelphia, PA 19102


or to such other address as the Escrow Agent or Schuylkill shall designate in writing delivered to the other party hereto.

     13. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Each counterpart may be executed by facsimile.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



                                       JEFFERSON BANK


                                       BY:    /s/Harmon S. Spolan
                                           _______________________
                                           NAME: Harmon S. Spolan
                                           TITLE: President


                                       SCHULYKILL ENTERPRISES, INC.

                                       BY:   /s/Leonard Linsker
                                           ______________________
                                           Leonard Linsker
                                           President


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                                 EXHIBIT A
                        FORM OF REPRESENTATION LETTER FROM
                             COMPANY TO ESCROW AGENT


                 [ON LETTERHEAD OF SCHUYLKILL ENTERPRISES, INC.]


                                                   DATE


Jefferson Bank
1607 Walnut Street
Philadelphia, PA  19103
Attn:__________________


     Re: Escrow Agreement Dated February ____, 1998 between Jefferson Bank (the "Escrow Agent:) and Schuylkill Enterprises, Inc. (the "Company")


Dear _____________:

     In accordance with Section 7 of the above agreement (the "Agreement"), this letter will confirm the following:

          (a) The Company has executed an agreement for a Business Combination (as that term is used in the Agreement) meeting the required criteria;

          (b) The Company has successfully completed a reconfirmation offering pursuant to which investors holding at least 80% of the Units (as that term is used in the Agreement) reconfirm their desire to remain as investors after evaluation of the proposed Business Combination; and

          (c)   The Business Combination has been consummated.

     Based on the foregoing, you are hereby directed to release
$_____________ of the Escrow Fund (as that term is used in the Agreement) to the Company. The remainder of the Escrow Fund is to be released to the investors and in the amounts set forth on Schedule A attached hereto.


                                         SCHUYLKILL ENTERPRISES, INC.


                                         By:_________________________
                                            Leonard Linsker
                                            President

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